UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) March 31, 2006



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



             STATE OF DELAWARE                  1-143           38-0572515
             -----------------                  -----           ----------
         (State or other jurisdiction of     (Commission     (I.R.S. Employer
         Incorporation or Organization)      File Number)   Identification No.)

      300 Renaissance Center, Detroit, Michigan                  48265-3000
      -----------------------------------------                  ----------
      (Address of Principal Executive Offices)                   (Zip Code)




        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================
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


Item 8.01 - Other Events

GM Statement on Delphi Court Motions

     General Motors Corp. (NYSE: GM) today said it is disappointed with Delphi Corp.'s (DPHIQ) decision to seek authority to reject certain supply contracts with GM but it remains committed to working with Delphi and its unions to reach a consensual agreement.

     "We disagree with Delphi's approach but we anticipated that this step might be taken," said Rick Wagoner, GM chairman and chief executive officer. "GM expects Delphi to honor its public commitments to avoid any disruption to GM operations. "

     Delphi's motion for authority to reject certain GM supply contracts, as well as the company's motion to reject its labor contracts, is consistent with past practices of other suppliers in Chapter 11.

     "Motions to reject labor agreements are fairly common in reorganization proceedings and we have seen this approach play out to agreed resolutions in other cases," Wagoner said. "GM will continue to work with Delphi, its unions and the court to achieve a consensual agreement that makes sense and is financially viable for all of the parties. We believe the special attrition program we agreed to with the UAW and Delphi last week is indicative of GM's commitment to reaching such an agreement."

     GM's objective in the Delphi reorganization remains to ensure that Delphi can continue as a viable important supplier to GM on terms that make sense for both GM and its stockholders.


                                      # # #



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          (Registrant)
Date:  March 31, 2006                By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible, Chief Accounting
                                           Officer)